ARTICLES OF INCORPORATION

                                       OF

                                 LMH FUND, LTD.



THIS IS TO CERTIFY THAT:

         FIRST: The undersigned, Donald P. Spencer, whose post office address is 919 Third Avenue, New York, New York 10022, being at least eighteen (18) years of age, hereby forms a corporation under the general laws of the State of Maryland.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                                                  LMH FUND, LTD.

        THIRD:  The purposes for which the Corporation is formed are as follows:

         (a) To operate and carry on business as an investment company, and, in connection therewith:

         (i) To subscribe for, purchase or otherwise acquire and invest and reinvest in, to hold for investment or otherwise, to sell, transfer, assign, negotiate, exchange, lend or otherwise dispose of, and to turn to account or realize upon and generally deal in and with, securities (which term, "securities," shall include without limitation any and all stocks, shares or other equity ownership interests; bills, notes, bonds, debentures or other obligations or evidences of indebtedness, certificates of deposit, bankers acceptances, commercial paper, repurchase agreements or other money market instruments; and warrants, options or other instruments representing rights to

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subscribe  for,  purchase,  receive or otherwise  acquire or to sell,  transfer, assign or otherwise dispose of, and scrip, certificates, receipts or other instruments evidencing any ownership rights or interests in, any of the foregoing) created or issued by any individuals, firms, companies, corporations, syndicates, associations or trusts, any governments, political subdivisions or governmental authorities, agencies or instrumentalities, or by any other organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, whether or not they be organized and operated for profit, and whether they be domestic or foreign with respect to the State of Maryland or the United States;

                           (ii) To acquire and become the owner of or interested
in any securities by delivering or issuing in exchange or payment therefor, in any lawful manner, any cash, securities or other assets of which the Corporation is the owner or any stock or other securities of which the Corporation is the issuer; and

                           (iii) To exercise  while the owner of any  securities
or interests therein any and all of the rights, powers and privileges of ownership of such securities or interests, including without limitation any and all voting rights and rights of assent, consent or dissent pertaining thereto, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof.

                  (b) To operate and carry on any other lawful business whatsoever which is incidental to the operations and business of the Corporation as an investment company or which is calculated, directly or indirectly, to promote the interests of the Corporation or which is conducive to or expedient for the protection or benefit of the Corporation.

                  (c) To do any and all such further Acts and things and to exercise any and all such further powers as may be necessary, appropriate or desirable for the accomplishment of any of the


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purposes or the  exercise  of any of the powers  hereinabove  set forth,  either alone or in association with one or more other individuals, firms, corporations or other organizations or entities, provided the same be not inconsistent with the laws of the State of Maryland.

         The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by the laws of the State of Maryland, and it is not intended, by the mention of any particular purpose, object or business, to limit or restrict any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation, and the Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by such laws upon corporations.

         FOURTH: The address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202.

         FIFTH: The Resident Agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose address is 32 South Street, Baltimore, Maryland 21202. Said Resident Agent is a corporation of the State of Maryland.

         SIXTH: (a) The total number of shares of stock which the Corporation, by resolution or resolutions of the Board of Directors, shall have authority to issue is one Thousand (1,000) shares, par value One Cent ($0.01) per share, such shares having an aggregate par value of Ten Dollars ($10.00). All of such shares shall be issued as shares of a class designated Common Stock.



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         SEVENTH:  No  holder of stock or other  securities  of any class of the
Corporation shall have any preemptive right to subscribe to, purchase, receive or otherwise acquire any unissued or treasury stock of the Corporation, or any securities convertible into, exchangeable for or carrying the right to subscribe to, purchase, receive or otherwise acquire any such stock which may at any time be issued, sold or offered for sale by the Corporation.

         EIGHTH: The Corporation shall initially have a Board of Directors consisting of one (1) Director. The number of Directors may be increased or decreased in accordance with the By-Laws of the Corporation, provided that the number thereof shall never be less than the minimum number required by the provisions of the General Corporation Law of the State of Maryland or any successor statute thereto, nor more than fifteen (15). The name of the Director who shall act as such until the first annual meeting of the Stockholders of the Corporation and until his successors are duly elected and qualify are:

                              Leonard M. Heine, Jr.

         NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland or by the Charter or By-Laws of the Corporation, as from time to time amended, the powers of the Corporation and of the Directors and Stockholders shall include the following:

                  (a) The Corporation reserves the right, from time to time, to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

                  (b) The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation, except such as are by law or by the Charter or the By-laws of the Corporation, as from time to time


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amended, conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

                           (i) To make By-laws for the Corporation and from time
to time to alter, amend or repeal any Bylaws, but any By-laws made by the Board of Directors may be altered, amended or repealed by the Stockholders at any annual or special meeting, if notice of such proposed alteration, amendment or repeal is included in the notice of such meeting;

                           (ii) To determine  whether,  to what extent,  at what
times and places, and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of Stockholders; and no Stockholder shall have any right to inspect any account, book or document of the Corporation except as may be expressly conferred by statute, unless authorized by a resolution of the Stockholders or the Board of Directors.

                           (iii) Subject to Article  SIXTH hereof,  to authorize
the issuance and sale, from time to time, of stock of the Corporation, for cash or for such other consideration as the Board of Directors may deem advisable in the manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by the Charter of the Corporation, as from time to time amended.

                           (iv) Subject to Article SIXTH hereof,  to declare and
pay dividends out of surplus or other funds, if any, legally available therefor in such amounts, in such manner and to the Stockholders of record as of such date as the Board of Directors may from time to time determine; and such dividends may be paid in cash, in corporate securities, or in stock of the Corporation, as the Board of Directors shall from time to time determine.

                           (v) To authorize payment of compensation to directors
for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees, and to determine the amounts of such compensation and fees.


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                  (c) Any member of the Board of  Directors  may be removed from office at any time, with or without cause assigned therefor, by the affirmative vote of a majority of the Stockholders having voting power, at any special meeting called in accordance with the provisions of the By-laws of the Corporation, as from time to time amended.

         TENTH: Notwithstanding any provision of the laws of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast to take or authorize any action, such action may, subject to other applicable provisions of law and of the Charter and the By-laws of the Corporation, as from time to time amended, be taken or authorized upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

         ELEVENTH: (a) Upon each sale of its stock, the Corporation shall receive, in cash or in other assets as hereinafter set forth, an amount at least equal to the greater of the par value of such stock and the current net asset value of such stock next determined after receipt of an unconditional purchase order for such stock.
         The time of receipt of such a purchase order shall be the time it is first received by the Corporation, the distributor of its stock, if any, or the custodian, depository or other agent it has designated for such purpose.
                  (b) In connection with the acquisition of all or substantially all of the assets of another entity, whether by purchase, exchange, merger or otherwise, the Corporation may issue its stock and accept in payment therefor, in lieu of cash, such assets at their market value, either with or without adjustment for contingent costs or liabilities, provided that it would then be lawful for the


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Corporation to invest its funds in such assets.
                  (c) The Corporation may issue its stock in exchange for other securities valued at their market value at the time the exchange is effected, provided such other securities accepted in exchange are acceptable to the Board of Directors or their duly authorized delegates.
                  (d) The Corporation shall not sell or issue any of its stock, except stock previously contracted to be sold and stock representing payment of a dividend payable solely in stock to the Stockholders, during any period when the redemption of stock of the Corporation is suspended pursuant to Article TWELFTH hereof.

         TWELFTH: The outstanding stock of the Corporation shall be redeemable, and, upon proper application made by the registered holder at the office of the Corporation or its agent designated for such purpose, shall be redeemed by the Corporation, subject to and upon the following terms and conditions:
                  (a) The Board of Directors shall, by resolution, from ti me to time prescribe the form of and the accompanying documents, if any, required for a proper application for redemption of stock; provided, that such application shall be accompanied by the certificate or certificates, if any, issued to evidence such stock.
                  (b) Stock which is the subject of a proper application shall be redeemed by the Corporation for an amount equal to the current net asset value of such stock next determined after receipt of a proper application for redemption at the office of the Corporation or its designated agent. Except as hereinafter set forth, payment for stock so redeemed by the Corporation shall be made to the registered holder within such period after the date on which a proper application for redemption thereof is received as shall be prescribed by applicable laws and regulations. Such payment shall be


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made in cash or  other  assets  of the  Corporation,  or both,  as the  Board of
Directors shall prescribe. For such purpose, the value of any assets other than cash delivered in payment for stock redeemed shall be determined in the same manner as the value of such assets are determined for purposes of determining the current net asset value applicable to such stock, as of the same time that the current net asset value applicable to such stock is determined.
                  (d) The Board of Directors may, by resolution, suspend the right of redemption conferred upon the Stockholders and postpone the date of payment for stock redeemed from Stockholders pursuant to this Article TWELFTH for the whole or any part of any period: during which the New York Stock Exchange is closed (other than customary weekend and holiday closings); or

                           (ii)  during  which  trading  on the New  York  Stock
Exchange is restricted; or (iii) during which an emergency exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable or (B) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                           (iv)  for   which   the   Securities   and   Exchange
Commission, or any successor thereto, may by order permit for the protection of security holders of the Corporation; provided that applicable rules and regulations of the Securities and Exchange Commission, or any successor thereto, shall govern as to whether the conditions prescribed in (ii) or (iii) exist. Any suspension and postponement shall become effective at such time as the Board of Directors shall specify in such resolution, but not later than the close of business on"the business day next succeeding the adoption of such resolution, and shall terminate at such time as the Board of Directors shall, by resolution, declare such suspension and postponement to be terminated, but'not later than the close of business on the first business day on which none of the conditions specified above shall exist.


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                  (e) If the right of  redemption  is suspended  with respect to any stock for which a proper application for redemption has been made but in respect of which the redemption price has not been determined, then:

                           (i)  The   registered   holder  of  such  stock  may,
during,the period of such suspension, by written notice to the Corporation's office or agent where such application was made, revoke such application and withdraw any stock certificate or certificates that accompanied it; and

                           (ii) If such  application is not revoked,  such stock
shall be redeemed at its net asset value next determined after the termination of such suspension, and payment therefor shall be made within a period determined by adding to the number of days that the redemption of such stock was suspended the number of days within which payment must be made for stock redeemed pursuant to applicable laws and regulations.

         THIRTEENTH: (a) The Corporation shall have the right, at any time and without prior notice to the registered holder:

                           (i) To redeem  all of the stock  held in any  account
registered in the name of such holder for its current net asset value if such stock has an aggregate net asset value of less than such amount as the Board of Directors may from time to time determine; or

                           (ii) To redeem  stock held in any account  registered
in the name of such holder for its current net asset value, if and to the extent that such redemption shall be necessary to reimburse the Corporation for any loss it has sustained by reason of the failure of such holder to make full payment for stock of the Corporation purchased by such holder; in each case subject to and upon such terms and conditions as the Board of Directors may from time to time prescribe and subject to the Corporation's giving general notice of its intention to avail itself of such right in such


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form and manner as the Board of Directors shall from time to time determine.
                  (b) The Corporation may repurchase its stock, directly or through an agent designated by it for the purpose, by agreement with the registered holder of such stock, at a price not exceeding the net asset value of such stock as of the time as of which net asset value is next determined.

         FOURTEENTH: The Board of Directors shall have the power and duty to cause the net asset value of stock of the Corporation to be determined from time to time in such manner, consistent with applicable laws and regulations, as the Board of Directors shall have by resolution theretofore prescribed. The Board of Directors may delegate the power and duty to determine net asset value of stock to one or more of the directors or officers of the Corporation or to a custodian, depository or other agent appointed for such purpose. Net asset value of stock shall be determined at such times as may be prescribed by resolution of the Board of Directors, or, in the absence of such resolution, as of the close of trading on the New York Stock Exchange on each day for all or part of which the New York Stock Exchange is open for unrestricted trading.

         FIFTEENTH: If at a time when the Corporation is registered as an investment company under the federal Investment Company Act of 1940 (the 'Act"), any of the provisions of the Charter or the By-Laws of the Corporation, as from time to time amended, or of the General Corporation Law of the State of Maryland or any successor statute thereto, shall conflict or be inconsistent with any applicable provision of the Act or of any rule, regulation or order thereunder., the applicable provision of the Act or rule, regulation or order thereunder shall be controlling and the Corporation shall not take any action which is in conflict or inconsistent therewith. Without limiting the generality of the foregoing, any applicable provision of the Act or rule, regulation or order thereunder


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which  requires,   with  respect  to  any  matter   requiring   action  by.  the
Stockholders, the Board of Directors, a committee of the Board, or a specified group of directors of the Corporation, the affir mative vote of a greater number of shares of stock or of directors than would otherwise be required under the General Corporation Law of the State of P4aryland or any successor statute thereto, or under the Charter or the By-Laws of the Corporation, as from time to time amended, shall be controlling.

         IN WITNESS WHEREOF., I have signed these Articles of Incorporation, and I acknowledge the same to be my act this 28th day of April, 1983.


                                                     /s/Donald P. Spencer